Exhibit 99.1

Hallmark Announces Sale of its Excess and Surplus Lines Operations to Core Specialty Insurance Holdings, Inc.

Dallas, TX October 7, 2022 – Hallmark Financial Services, Inc. (the “Company” or “Hallmark”; NASDAQ: HALL), a property and casualty insurance company, today announced the sale of its excess and surplus (“E&S”) lines operations to Core Specialty Insurance Holdings, Inc. (“Core Specialty”), a specialty property and casualty insurer, for $40.0 million cash consideration, plus an estimated $19.9 million consideration for the acquisition costs associated with certain net unearned premium reserves. The transaction is comprised of nine business units within the Company’s Specialty Commercial business segment, certain related assets and liabilities, and the immediate transition to Core Specialty of approximately 200 employees who produce and support these E&S lines businesses. Core Specialty’s acquisition and assumption of the E&S businesses and the related assets and liabilities will be effective as of September 30, 2022.

Certain key terms of the transaction include:

•	Hallmark insurance subsidiaries will enter into a quota share reinsurance agreement with a Core Specialty insurance subsidiary to assume 100% of Hallmark’s unearned premium reserves associated with the acquired E&S businesses, net of inuring third party reinsurance.

•	The transaction includes the acquisition of Hallmark’s agency subsidiary Heath XS, LLC, which does business as Hallmark E&S, and all data, agency relationships, intellectual property, lease arrangements and personnel related to the acquired E&S businesses.

•	Core Specialty will not acquire any insurance company entities as part of the transaction, and the transaction excludes loss reserves associated with the acquired E&S businesses, which will be retained by Hallmark.

The transaction does not include Hallmark’s Standard Commercial business segment, Personal business segment, Aerospace & Programs business unit, the exited Binding Primary Auto business, or any business produced by third-party program managers (which includes a senior care and a commercial auto program), each of which will be retained by Hallmark.

Hallmark expects the approximate $59.9 million increase in statutory capital (less transaction and other expenses), gain on sale, and associated capital relief to strengthen its balance sheet and result in a more disciplined and streamlined company, better positioned to focus on the execution of its business strategies.

Raymond James & Associates, Inc. (“Raymond James”) rendered financial advisory services to the Company in connection with the transaction. The Board of Directors of the Company also engaged Raymond James to provide an opinion as to whether the transaction consideration received by the Company is fair, from a financial point of view, to Hallmark. Olshan Frome Wolosky LLP served as legal counsel to Hallmark in connection with the transaction.

Hallmark will file with the Securities and Exchange Commission a Current Report on Form 8-K containing additional information concerning the Core Specialty transaction.

About Hallmark Financial

Hallmark Financial is a property and casualty insurance company with a diversified portfolio of insurance products written on a national platform. Through its six insurance subsidiaries, Hallmark Financial markets, underwrites and services commercial and personal insurance in select markets. Hallmark Financial is headquartered in Dallas, Texas and its common stock is listed on NASDAQ under the symbol “HALL”.

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to numerous risks, uncertainties and changes in circumstances that are difficult to predict and could cause actual results to differ materially from expectations, many of which are beyond the control of the Company. Certain of these risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the assumptions underlying these forward-looking statements are reasonable as of the date of this press release, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be correct. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of the Company will be achieved. You should not place undue reliance on these forward-looking statements, which only reflect the views of the Company’s management as of the date of this press release. The Company does not undertake to update these forward-looking statements, except as may be required by law.

Investor Contact

Chris Kenney
President & CFO
817.348.1600

www.hallmargrp.com

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